EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No.1 to Form F-4; Registration No. 333-151919) and related Prospectus of Tower Semiconductor LTD. and to the inclusion of our reports dated March 20, 2008, with respect to the consolidated financial statements of Jazz Technologies, Inc. and Jazz Semiconductor, Inc.

/s/ Ernst & Young LLP
Orange County, California
August 7, 2008